UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 29, 2012, Southwestern Energy Company (the “Company”) and its subsidiaries, SEECO, Inc. (“SEECO”), Southwestern Energy Production Company (“SEPCO”) and Southwestern Energy Services Company (“SES” and together with SEECO and SEPCO, the “Guarantors” ), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers thereunder (the “Initial Purchasers”) relating to the offering by the Company of $1 billion aggregate principal amount of 4.10 % Senior Notes due 2022 fully and unconditionally guaranteed (the “Guarantees”) by the Guarantors  (the “Notes”).

The closing of the sale of the Notes occurred on March 5, 2012. The aggregate net proceeds to the Company from this offering, after the Initial Purchasers’ discount and offering expenses, are estimated to be approximately $991 million.  The Company intends to use the net proceeds from the sale of the Notes to repay amounts outstanding under the Company’s revolving credit facility and the remaining net proceeds will be used for general corporate purposes.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A or pursuant to Regulation S under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and the foregoing description is a summary and is qualified in its entirety by reference to Exhibit 10.1.

Indenture

The Notes were issued under the Indenture dated as of March 5, 2012, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt (including the Company’s existing senior notes and the Company’s revolving credit facility); rank senior to all of the Company’s existing and future subordinated debt; be effectively subordinated to any future secured obligations to the extent of the value of the assets securing such obligations; and be structurally subordinated to all debt and other obligations of the Company’s existing or future non-guarantor subsidiaries.  The Guarantees will rank equally in right of payment with all of the existing and future senior debt of the Guarantors; rank senior to all of the existing and future subordinated debt of the Guarantors; be effectively subordinated to any future secured obligations of the Guarantors to the extent of the value of the assets securing such obligations; and be structurally subordinated to all debt and other obligations of the subsidiaries of the Guarantors.  The Guarantees may be released under certain circumstances.  For example, if the Company exercises its legal or covenant defeasance option with respect to the Notes or if the Company satisfies its obligations under the Indenture, then the Guarantees will be released.

The Indenture contains covenants that, among other things, restrict the ability of the Company and/or its subsidiaries to incur certain liens, to engage in sale and leaseback transactions and to merge, consolidate or sell assets.   Prior to December 15, 2021, the Notes are redeemable at the Company’s election, in whole or in part, at any time at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed then outstanding; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) as determined in accordance with the Indenture , plus 35 basis points, plus, in either of such cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.  On or after December 15, 2021, the

Company may redeem the Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the redemption date.

In addition, if a “change of control event” occurs, Note holders will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the change of control date.

A copy of the Indenture is filed herewith as Exhibit 4.1.  A copy of the form of the Note is filed herewith as Exhibit 4.2.   The foregoing description of the Indenture and the Notes is a summary and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Registration Rights Agreement

Under a registration rights agreement with the initial purchasers, the Company agrees to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes, issued by the Company and that are registered with the Securities and Exchange Commission and that have substantially identical terms as the Notes, on or prior to the 270th calendar day following the issue of the Notes, and under certain circumstances, the Company will use its reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay additional interest on the Notes if it does not complete the exchange offer on or before the 330th calendar day after the issue date or, if required, the shelf registration statement is not declared effective on or before the 330th calendar day after the issue date.

A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Indenture and the Notes set forth under the heading “Indenture” in Item 1.01 of this Form 8-K is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1

Indenture by and among Southwestern Energy Company, SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and The Bank of New York Trust Company, N.A., as trustee, dated as of March 5, 2012.

4.2	Form of the Notes (included as an exhibit to the Indenture filed as Exhibit 4.1 to this Form 8-K).
4.3	Registration Rights Agreement between Southwestern Energy Company and the Initial Purchasers thereunder, dated as of March 5, 2012.
10.1	Purchase Agreement by and among Southwestern Energy Company, SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and the Initial Purchasers thereunder, dated February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: March 5, 2012	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer